Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to s. 240.14a-12

                               SIMTEK CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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      0-11.
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           pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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      (1)   Amount previously paid:
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      (3)   Filing Party:
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                       ---------------------------------------------------------

                                  [SIMTEK LOGO]

Dear Fellow Shareholder:

     You are invited to attend the annual meeting of the shareholders of Simtek Corporation which will be held at , Colorado Springs, Colorado, on , 2004, at a.m., local time. We have enclosed a notice of the annual meeting, a proxy statement, a proxy card and a copy of our annual report for the year ended December 31, 2003.

     At the annual meeting, our shareholders will (i) consider and vote on a proposal to amend our amended and restated articles of incorporation to increase the number of authorized shares of common stock from 80,000,000 to 300,000,000;
(ii) consider and vote on a proposal to elect two directors to our board of directors to serve for a three year term; (iii) consider and vote on a proposal to ratify the selection of Hein & Associates LLP, independent auditors, as our auditors for the year ending December 31, 2004; and (iv) transact such other business as may properly come before the meeting.

         Our board of directors has approved the proposals and recommends that you vote in favor of the proposals. Whether or not you are personally able to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

     Approval of the proposals requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy, and entitled to vote, at the annual meeting. Only holders of our common stock at the close of business on , 2004, the record date, will be entitled to notice of and to vote at the annual meeting.

     Please review the entire proxy statement carefully. If you would like assistance in completing your proxy card, or if you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact our Investor Relations Department at (719) 531-9444.

                                         Sincerely yours,


                                         /s/ Douglas Mitchell
                                         Douglas Mitchell
                                         Chief Executive Officer

                                  [SIMTEK LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To be held on ______________, 2004


                                                        __________________, 2004
To the Shareholders of Simtek Corporation:

     The annual meeting of shareholders of Simtek Corporation, a Colorado corporation ("Simtek") will be held at ______ a.m., local time, on ____________, 2004, at ______________, _______________, Colorado Springs, Colorado, for
purposes of:

     1. considering and voting upon a proposal to amend our amended and restated articles of incorporation to increase the number of authorized shares of common stock from 80,000,000 to 300,000,000 (the "Authorized Shares Proposal") ;

     2. considering and voting upon a proposal to elect two directors to our board of directors each to serve for a three year term (the "Director Election Proposal");

     3. considering and voting upon a proposal to ratify the selection of Hein & Associates LLP, independent auditors, as auditors of Simtek for the year ending December 31, 2004 (together with the Authorized Shares Proposal and Director Election Proposal, the "Proposals"); and

     4. transacting such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on __________________, 2004, the record date for the meeting, will be entitled to notice of and to vote at the annual meeting. A copy of Simtek's annual report for the year ended December 31, 2003, is enclosed. A list of shareholders entitled to vote at the meeting will be kept on file at Simtek's principal office for inspection by any shareholder, for any purpose germane to the meeting, during usual business hours for ten days prior to the meeting.

     YOU ARE INVITED TO ATTEND THE ANNUAL MEETING, BUT WHETHER OR NOT YOU PLAN TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     Our board of directors believes that the Proposals are advisable to and in the best interests of us and our shareholders. Our board of directors recommends that you vote in favor of the Proposals. Approval of each of the Proposals requires the affirmative vote of a majority of the shares represented in person or by proxy, and entitled to vote, at the annual meeting.

     This notice and the attached proxy statement, proxy card and annual report are first being mailed to Simtek's shareholders on or about
____________________, 2004.

                                             By Order of the Board of Directors,


                                             Donald Carrigan
                                             Secretary

Colorado Springs, Colorado
_________________, 2004

                               SIMTEK CORPORATION

                            4250 Buckingham Dr. #100
                        Colorado Springs, Colorado 80907
                                 (719) 531-9444

                                ----------------

                                 PROXY STATEMENT

                                ----------------


     The accompanying proxy is being solicited by the board of directors (the "Board") of Simtek Corporation, a Colorado corporation (the "Company") for use at the Company's annual meeting of shareholders, including any adjournment thereof (the "Annual Meeting").

Time and Place; Purpose

     The Annual Meeting will be held at ________ a.m., local time, _______________, _________________, 2004, at ___________________,
__________________ , Colorado Springs, Colorado. At the Annual Meeting, our shareholders will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. to amend our amended and restated articles of incorporation to increase the number of authorized shares of common stock from 80,000,000 to 300,000,000 (the "Authorized Shares Proposal") ;

     2. to consider and vote upon a proposal to elect two directors to our Board each to serve for a three year term (the "Director Election Proposal"); and

     3. to ratify the selection of Hein & Associates LLP, independent auditors, as auditors of the Company for the year ending December 31, 2004 (together with the Authorized Shares Proposal and Director Election Proposal, the "Proposals").


Our Board has determined that the Proposals are advisable to and in the best interests of us and our shareholders. Our Board recommends that you vote in favor of the Proposals.

VOTING RIGHTS; RECORD DATE

     Our Board has fixed the close of business on , 2004 as the record date (the "Record Date") for the determination of holders of common stock entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of common stock at the close of business on the Record Date are entitled to receive notice of and to vote at the meeting. At the close of business on the Record Date, we had outstanding shares of common stock, par value $0.01 per share.

     The holders of shares of common stock are entitled to one vote per share on each matter that properly comes before the Annual Meeting. The affirmative vote of a majority of the shares of common stock represented in person or by proxy, and entitled to vote, at the Annual Meeting will be required to approve a Proposal. According to Colorado law and our amended and restated articles of incorporation and bylaws, abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum exists, and will be treated as votes against for purposes of approving a proposal. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

PROXIEs

     Unless otherwise specified, the shares of common stock represented by the accompanying form of proxy, properly executed and returned, will be voted FOR the Proposals as described below. As to any other matters that may properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment. Votes will be tabulated by Continental Stock Transfer & Trust Company, the Company's transfer agent for the common stock.

     The Proposals are the only matters to be acted upon at the meeting. As to any other matter that may properly come before the Annual Meeting the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly submitted proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting, will not be voted and will have no effect. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the meeting.

     Any person giving a proxy has the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Company. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. In addition to solicitation by mail, employees or representatives of the Company may personally solicit proxies. Such persons will receive no additional compensation for such work.

     This proxy statement and accompanying form of proxy and annual report are first being mailed to shareholders on or about ________________, 2004.

ANNUAL REPORT

     The Company's annual report to shareholders for the year ended December 31, 2003 is being mailed to the Company's shareholders with this proxy statement.

PROPOSAL 1 - AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

     The Board has adopted, subject to shareholder approval, an amendment to
Section 2.1 of the Company's amended and restated articles of incorporation to increase the number of authorized shares of common stock from 80,000,000 to 300,000,000. The text of the Section 2.1 as it is proposed to be amended, is as follows:

          "2.1 Authorized Capital. The aggregate number of shares that the corporation shall have authority to issue is 300,000,000 shares of common stock with par value $.01 per share ("Common Stock") and 2,000,000 shares of preferred stock with a par value of $1.00 per share ("Preferred Stock")."

     A form of the amendment to the Company's amended and restated articles of incorporation reflecting the increase in its authorized capital is annexed to this proxy statement as Exhibit A.

     The amended and restated articles of incorporation of the Company currently authorizes the issuance of up to 80,000,000 shares of common stock and 2,000,000 shares of preferred stock. As of the Record Date, shares of common stock were issued and outstanding, and no preferred shares were outstanding. In addition, there were shares subject to outstanding stock options shares subject to stock options available for issuance under the Company's existing stock option plans. In addition, 750,000 shares were issuable upon the exercise of certain warrants previously issued to affiliates to RENN Capital Group, Inc.

     Based upon the foregoing, the Company will only have available for issuance an aggregate of shares of common stock for other corporate purposes.

PURPOSE AND EFFECT OF AMENDMENT

     The Board is proposing that the Company's shareholders approve an increase in the number of authorized shares of common stock from 80,000,000 to 300,000,000 in order to provide the Board with the necessary flexibility to issue common stock in connection with financings, acquisitions, employee benefits, stock dividends and for other general corporate purposes. Without an increase in the number of authorized shares of common stock, the number of available shares for issuance may be insufficient to complete one or more of these transactions when and if the Board deems advisable.

     Approving an increase in the number of authorized shares at this time will enable the Company to take advantage of market conditions and favorable opportunities at the time the Board deems it advisable to enter into one of the transactions described above, without the expense and delay associated with holding a special meeting to obtain shareholder approval to authorize additional shares of common stock. No additional action or authorization by shareholders would be necessary prior to the issuance of such additional shares, unless required by the amended and restated articles of incorporation, applicable law or the listing requirements for any exchange or market, if any, on which the Company's common stock may be listed. Examples of circumstances in which further shareholder authorization generally would be required for issuance of additional stock include:

     o    certain mergers of the Company into another entity; and

     o    the sale of all, or substantially all, of the Company's assets.

     Each share of common stock authorized for issuance will have the same rights as, and will be identical in all respects with, each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Should the Board elect to issue additional shares of common stock, existing shareholders will not have preferential rights to purchase such stock.

ANTI-TAKEOVER PROVISIONS

     We are not introducing this Proposal with the intent that it be utilized as a type of anti-takeover device. However, the ability of the Board to issue additional shares of common stock without additional shareholder approval may be deemed to have an anti-takeover effect because unissued shares of common stock could be issued by the Board in circumstances that may have the effect of deterring takeover bids. For example, without further shareholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover. In addition, the Board could issue additional shares of common stock and because shareholders do not have preemptive rights under the amended and restated articles of incorporation, the rights of existing shareholders would (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance, reducing the percentage of the common stock any one shareholder controls and increasing the potential cost to acquire control of the Company. Although the Board is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of the Company, shareholders should nevertheless be aware that approval of the amendment could facilitate efforts by the Company to deter or prevent changes of control in the future. The Board does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interest of the Company and its shareholders.

     The following is a description of other anti-takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences.

     Amended and Restated Articles of Incorporation. Our amended and restated articles of Incorporation allows our Board to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our shareholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no current plans to issue shares of preferred stock. Classified Board. Our amended and restated articles of incorporation and bylaws provide for a classified Board when we have six or more directors. This may have the effect of delaying or preventing changes in control of our management, which could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our shareholders. Stock Option Plan. Our 1994 Non-Qualified Stock Option Plan (the "Stock Option Plan") provides for acceleration of vesting under certain circumstances. Upon certain changes in control of the Company, all options issued under the Stock Option Plan which have been held for at least six months shall become exercisable in full, without regard to applicable exercise periods set forth in the applicable option agreements. The acceleration of vesting of options upon a change in control may be viewed as an anti-takeover measure.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE
           COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 2 - ELECTION OF DIRECTORS

     The Company's amended and restated articles of incorporation and bylaws provide that if the Board consists of six or more persons, then the members of the Board shall be divided into three classes, each class to be as nearly equal in number as possible. The Board is currently divided into three (3) classes, each class consisting of two directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

     The Board presently consists of six (6) members. There are two Class 1 Directors, Messrs. Douglas Mitchell and Robert Keeley, whose terms of office will expire at the 2004 annual meeting. The Board has nominated each of Mr. Mitchell and Mr. Keeley for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each of the nominees would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy, and entitled to vote, at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Mitchell and Keeley. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. Ages are as of ______________, 2004, the Record Date.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

     DOUGLAS M. MITCHELL, age 55, served as our Chief Operating Officer from July 1, 1997 until January 1, 1998 at which time he became Chief Executive Officer, President and a director. Mr. Mitchell is also the Chairman of the Board of our subsidiary, Q-DOT Group. Mr. Mitchell has over 20 years of experience in the semiconductor and electronics systems industry holding various marketing and sales management positions. Prior to joining us, he was President and Chief Executive Officer of a wireless communications company, Momentum Microsystems. Previously, Mr. Mitchell was Vice President of Marketing and Sales for Array Microsystems, a digital signal processing integrated circuit company specializing in video image processing. Prior to this Mr. Mitchell was Vice President of Marketing with SGS-Thomson Microelectronics, responsible for marketing and applications engineering of Digital Signal Processing, transputer, microcontroller and graphics products in North America. SGS-Thomson had acquired Inmos Corporation where Mr. Mitchell had been Manager, US Marketing and Sales. Mr. Mitchell has held management positions at Texas Instruments and Motorola and has been responsible for various product definition and product development. Mr. Mitchell holds a Bachelors degree in electrical engineering from the University of Texas and a Masters of Business Administration degree from National University.

     ROBERT H. KEELEY, age 63, has served as a director since May 1993. He is currently the El Pomar Professor of Business Finance at the University of Colorado at Colorado Springs. From 1986 until he joined the faculty at the University of Colorado at Colorado Springs in 1992, Dr. Keeley was a professor in the Department of Industrial Engineering and Engineering Management at Stanford University. Prior to joining Stanford, he was a general partner of Hill and Carmen (formerly Hill, Keeley and Kirby), a venture capital firm. Dr. Keeley holds a Bachelors degree in electrical engineering from Stanford University, an M.B.A. from Harvard University and a Ph.D. in business administration from Stanford University. Dr. Keeley is also a director of three private companies and is the president of one of them.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

     HAROLD A. BLOMQUIST, age 52, was originally appointed as a director in May 1998, resigned from the Board in July 2001 to avoid a potential conflict of interest with his employer and was re-appointed in January 2002. In October 2003, Mr. Blomquist was elected to the position of Chairman of the Board. Mr. Blomquist is currently employed as President and Chief Executive Officer of Morpho Technologies, Inc., a three-year-old fabless semiconductor company located in Irvine, CA. He has served as a Director on the Board of Microsemi, Inc. since February 2003 and as a consultant to venture investors and early stage technology companies in the semiconductor and electronic components areas. In the past, he was employed as Chief Executive Officer of Tower Semiconductor, USA, Inc., and President and Chief Executive Officer of ZMD America, Inc. Before ZMD America, Inc., Mr. Blomquist served as a member of the Board of Directors of AMIS Holding Co., Sr. Vice President of AMI Semiconductor and General Manager and Chief Executive of two of AMIS' foreign subsidiaries, AMI GmbH in Dresden, Germany, and AMI Japan Co. Ltd., in Tokyo, Japan. Prior to joining AMI in April 1990, Mr. Blomquist held a series of increasingly responsible positions in engineering, sales, and marketing for several semiconductor firms, including Texas Instruments, Inmos Corporation and General Semiconductor. Mr. Blomquist was granted a BSEE degree with a double major in Business Administration from the University of Utah and also attended the University of Houston, where he pursued a joint Juris Doctor/MBA course of study.

     ROBERT C. PEARSON, age 68, has served as a director since July 2002. He joined RENN Capital Group in April 1997 and is Senior Vice President-Investments. From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant primarily engaged by RENN Capital Group. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with over $40 million in revenues. Prior to 1990, Mr. Pearson spent 25 years at Texas Instruments Incorporated where he served in several positions including Vice President-Controller and later as Vice President-Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan. He is currently a Director of Poore Brothers, Inc., CaminoSoft, Inc., Advanced Power Technology, Inc., and Simtek, all publicly held. He is also a Director of eOriginal, Inc., a privately held company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

     RON SARTORE, age 54, has served as a director since March 2004. Mr. Sartore has over 30 years experience in the computer and semiconductor fields and is currently the Vice President of Engineering for Cypress Semiconductor's Personal Communication Division, a position he attained shortly after Cypress's May 1999 accretive acquisition of Anchor Chips, where he was its CEO, and President. Mr. Sartore currently holds 11 US patents and obtained a BS degree in Electrical Engineering from Purdue University.

     ALFRED J. STEIN, age 71, has served as a director since March 2004. He is currently a Consultant and Advisor to startup companies in the high technology industry. He previously served at VLSI Technology, Inc. as Chairman of the Board and Chief Executive Officer from 1982 until its acquisition by Philips Electronics in 1999. He also has served on the board of directors at Applied Materials, Radio Shack Corporation and was Chairman of the Board for the Semiconductor Industry Association (SIA). He served on the Board of Trustees for St. Mary's University of Texas.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

MEETINGS AND COMMITTEES OF THE BOARD

     Our business, property and affairs are managed under the direction of our Board and its committees. Members of our Board are kept informed of our business through discussions with our Chairman and our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

     During the fiscal year ended December 31, 2003, the Board held four meetings. During that same period, the Board acted by unanimous consent three times. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the board on which such directors served.

     The Board has an Audit Committee, a Compensation Committee, a Stock Committee, and a Governance Committee. The Governance Committee was established in February 2004. Below is a the information that provides membership and meeting information for each of the Board committees. In fiscal year 2003, each committee member attended 100% of the meetings of each applicable committee held after becoming a member of that committee.

     AUDIT COMMITTEE. The Audit Committee consists of Harold Blomquist as the chairperson, Robert Keeley and Klaus Wiemer (prior to his resignation from the Board in March 2004). The Audit committee held one meeting during the fiscal year 2003. Following Mr. Wiemer's resignation, Mr. Sartore was appointed to the Audit Committee.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Harold Blomquist as the chairperson, Robert Keeley and Klaus Wiemer (prior to his resignation from the Board in March 2004). The Compensation Committee held two meetings during the fiscal year 2003. Following Mr. Wiemer's resignation, Mr. Sartore was appointed to the Compensation Committee.

     STOCK COMMITTEE. The Stock Committee consists of Robert Keeley as the chairperson, Harold Blomquist and Klaus Wiemer (prior to his resignation from the Board in March 2004). The Stock Committee acts by unanimous consent and they acted seven times during the fiscal year 2003. Following Mr. Wiemer's resignation, Mr. Sartore was appointed to the Stock Committee.

     Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities

     AUDIT COMMITTEE. The Audit Committee assists the Board in its oversight of the integrity of the Company's accounting, auditing, and reporting practices. The Audit Committee is comprised of Messrs. Blomquist, Keeley and Wiemer (prior to his resignation from the Board in March 2004). Our Board has determined that Mr. Keeley has the requisite education, background or experience to be considered an "audit committee financial expert" as that term is defined by the Securities and Exchange Commission (the "SEC"). All members of the Audit Committee are "independent" under current Nasdaq Stock Market, Inc. listing standards.

     COMPENSATION COMMITTEE. The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer of the Company and perform such other functions regarding compensation as the Board may delegate. The Compensation Committee consists of Messrs. Blomquist, Keeley and Sartore, each of whom is independent under current Nasdaq Stock Market, Inc. listing standards.

     GOVERNANCE COMMITTEE. The primary responsibilities of the Governance Committee are to ensure company compliance with the SEC and other government regulations concerning the conduct of the Company, its officers, directors and employees. The Governance Committee responsibilities also include nomination for membership to the Board. The Governance Committee consists of Messrs. Blomquist, Pearson and Mitchell. The governance committee will consider nominees recommended by shareholders. Any such suggestions in connection with the 2005 Annual Meeting should be made to the Governance Committee (in care of the Company at its principal executive offices) by delivering notice to our Secretary at our principal executive offices in accordance with the provisions of our bylaws and the provisions set forth herein under the heading "Shareholder Proposals." The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board.

     STOCK COMMITTEE. The primary responsibilities of the Stock Committee are to review and approve grants of stock options to employees, directors and consultants under the Company's stock option plan. The Stock Committee consists of Messrs. Keeley, Blomquist and Sartore.

STATEMENT ON CORPORATE GOVERNANCE

     We regularly monitor developments in the area of corporate governance by reviewing new federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interest of the Company and its shareholders.

     The Board has approved a Code of Business Conduct and Ethics (collectively, the "Code of Conduct"), posted on the Company's website under "Company." Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

DIRECTOR COMPENSATION OVERVIEW

     Through the year ended December 31, 2003, each director who was not an employee received $1,000 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. The Chairman of the Board received $4,000 per calendar quarter, $1,000 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. Each member of the Board received, during the month of April, a grant of options to purchase15,000 shares of common stock of the Company. Directors were also reimbursed for their reasonable out-of- pocket expenses incurred in connection with their duties to us.

     In March 2004, the Board approved a new compensation plan for its directors. Each director who is not also an employee receives $1,500 for attending each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. Each director of the Board shall receive a $10,000 annual stipend which will start January 1, 2005, the stipend will be paid quarterly. Until the time as the Company has two consecutive quarters of net profit, the stipend will be paid in restricted common stock. The cost per common share will be calculated based on the average closing price of the Company's common stock during the 20 trading days prior to issuance. Commencing the first quarter after the Company has shown two consecutive quarters of audited net profit, the stipend will be paid in cash. Upon initial appointment or election to the Board, each newly appointed or elected member shall receive options to purchase 100,000 shares of the Company's common stock. Each member of the Board shall receive, within the first month of each calendar year, while serving as a member of the Board, a grant of options to purchase 35,000 shares of the Company's common stock. Along with the above compensation, the Chairman of the Board also receives $4,000 per calendar quarter. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Our directors and executive officers are as follows:

Name                                  Age                      Position
----                                  ---                      --------
Douglas M. Mitchell...............    55       Director, Chief Executive Officer, President and Chief
                                               Financial Officer (acting) and Chairman of the Board of
                                               Q-DOT Group, Inc.

Thomas Linnenbrink................    60       Director, President, Chief Executive Officer, and
                                               Technical Director of Q-DOT Subsidiary

Donald G. Carrigan................    56       Vice President Sales and Marketing, Corporate
                                               Secretary

David W. Still    ................    48       Vice President of Engineering

Ron Sartore       ................    54       Director

Alfred J. Stein   ................    71       Director

Robert H. Keeley..................    63        Director

Harold Blomquist..................    52       Director, Chairman of the Board

Robert C. Pearson.................    68       Director

     See "Proposal 2--Election of Directors" for the biographies of Messrs. Mitchell, Keeley, Blomquist, Pearson, Sartore and Stein..

     THOMAS E. LINNENBRINK has served as President, Chief Executive Officer, Technical Director and a director of Q-DOT, Inc. since he co-founded it in 1977. Mr. Linnenbrink also founded Q-DOT Group, in 1990 and served as its President, Chief Executive Officer, and a director until Simtek acquired it in March 2001. Mr. Linnenbrink has served in various technical management and marketing positions for more than 35 years while advancing the state-of-the-art in data acquisition and signal processing. He pioneered high-speed charge-coupled device
(CCD) and silicon germanium (SiGe) technology and applications. Mr. Linnenbrink has published numerous technical papers and holds more than a dozen patents. He currently chairs IEEE Technical Committee, which writes and promotes standards for ADCs, DACs, digital waveform recorders, and pulse technology. Mr. Linnenbrink holds a Bachelors degree in electrical engineering from the Illinois Institute of Technology and a Masters of Science degree in engineering science with emphasis on automatic control from Rensselaer Polytechnic Institute.

     DONALD G. CARRIGAN has served as Vice President of Sales and Marketing and Corporate Secretary since joining the Company in September of 2001. Mr. Carrigan has over 29 years experience in the semiconductor industry. Prior to joining the Company he was vice president of sales for Ramtron International Corporation and an executive officer of Ramtron. During his 12 years at Ramtron, Mr. Carrigan held various marketing and sales positions as well as General Manager of the ferroelectric product business unit. Prior to joining Ramtron, Mr. Carrigan was with Inmos Corporation for 8 years where he held various positions in engineering and marketing management including the Director of Marketing position. Mr. Carrigan also held positions in engineering management and R & D with NCR Microelectronics and Texas Instruments. Mr. Carrigan holds a Bachelors degree in Electrical Engineering from the University of Tennessee, Knoxville, Tennessee and a Masters degree in Electrical Engineering from Southern Methodist University, Dallas, Texas.

     DAVID W. STILL has served as the Vice President of Engineering at the Company since December of 2001. Mr. Still has over 25 years experience in various corporate, management, and technical positions within the semiconductor industry, where he has successfully managed engineering teams developing products in CMOS, bipolar, and GaAs processes, as well as associated CAD software. Prior to his work at Simtek, he served as Vice President of IC engineering for Comsilica, developing SOC WLAN products for 802.11a and b wireless networks. Previously, he served as manager of the Colorado Design Center for Lattice Semiconductor (formerly Minc), an FGPA / CPLD CAD software company. Mr. Still was also a Vice President of Engineering at Array Microsystems, a digital video product company, where he managed the CMOS IC design and software development groups. He has also held engineering management positions with Prisma and Honeywell. At Honeywell, he received two technical excellence awards for his contributions to PLA designs. Mr. Still has published over 18 technical papers and has received two patents. Mr. Still holds a Masters Degree in Electrical Engineering from Arizona State University and a Bachelors Degree in Electrical Engineering from the University of Nebraska.

     Officers serve at the discretion of the Board.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The first table below sets forth information regarding ownership of our common stock as of the Record Date by each person who is known by us to beneficially own more than five percent of our common stock, by each director, by each executive officer named in the summary compensation table and by all directors and executive officers as a group. Shares issuable within sixty days after the Record Date upon the exercise of options and are deemed outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options or holding such notes but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares issuable upon the conversion of the debentures have been included for the purpose of computing the percentage ownership. To the best of our knowledge, the persons listed below have sole voting and investment power with respect to the shares indicated as owned by them subject to community property laws where applicable and the information contained in the notes to the table.

Name and                              Amount and Nature
Address of                              of Beneficial             Percent of
Beneficial Owner                          Ownership                  Class
----------------                      -----------------           ----------

Douglas M. Mitchell                      1,062,164(1)                1.82%
205 Ridge Dr.
Woodland Park, CO 80863

Robert H. Keeley                            85,000(2)                *
P. O. Box 25599
Silverthorne, CO 80497

Thomas E. Linnenbrink                   1,079,961 (3)                1.88%
1457 Smoochers Circle
Colorado Springs, CO 80904

Harold A. Blomquist                         75,000(4)                *
13625 Antelope Station
Poway, CA 92064

Donald G. Carrigan                         236,056(5)                *
425 Scrub Oak Circle
Monument, CO 80132

David W. Still                             223,611(6)                *
4250 Buckingham Dr. Suite 100
Colorado Springs, CO 80907

Mr. Robert Pearson                          15,000(7)                *
8080 N. Central Expressway,
Suite 210-LB59
Dallas, TX 75203

RENN Capital Group (8)                  14,017,367(9)               20.74%
8080 N. Central Expressway,
Suite 210-LB59
Dallas, TX 75203

All officers and directors as
    a group (7 persons)                  3,041,792(10)               4.70%

------------------
*    Less than one percent.

(1) Represents 44,386 shares of our common stock that Mr. Mitchell acquired through our acquisition of Q- DOT Group, 20,000 shares of our common stock that Mr. Mitchell personally owns and includes 997,778 shares issuable upon exercise of options.

(2) Includes 60,000 shares issuable upon exercise of options. Includes 15,000 shares of our common stock the Mr. Keeley acquired upon the exercise of 15, 000 options and includes 10,000 shares of our common stock held by Mr. Keeley's wife, Sandra D. Keeley. Mr. Keeley disclaims beneficial ownership of these shares.

(3) Represents 894,128 shares of our common stock that Mr. Linnenbrink acquired through our acquisition of Q-DOT Group and includes 185,833 shares issuable upon exercise of options.

(4)  Includes 75,000 shares issuable upon exercise of options.

(5) Represents 500 shares of our common stock that Mr. Carrigan personally owns and includes 235,556 shares issuable upon exercise of options.

(6)  Includes 223,611 shares issuable upon exercise of options.

(7)  Includes 15,000 shares issuable upon exercise of options.

(8) Pursuant to the Convertible Loan Agreement, dated as of June 28, 2002, by and among the Company and three investment funds that are affiliates of RENN Capital Group (the "RENN Investment Funds") have the right to designate a nominee to serve as a member of the Board. Mr. Robert C. Pearson currently serves on the Board as such nominee.

(9) Assumes conversion, at a conversion price of $0.312 per share, of all debentures issued to the RENN Investment Funds. Assumes exercise of warrants held by the RENN Investment Funds for 750,000 shares of our common stock. Also represents 1,651,982 shares of our common stock that the RENN Investment Funds acquired pursuant to the $1,500,000 equity investment on November 7, 2003.

(10) Includes 1,972,778 shares issuable upon exercise of options. Does not include the 14,017,367 shares beneficially owned by RENN Capital Group. Mr. Robert Pearson is a Senior Vice President of RENN Capital Group. Mr. Pearson also holds the position of a director on the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To our knowledge, based solely upon a review of reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of our common shares under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") were complied with, except as noted below: Mr. Douglas Mitchell filed one amendment to Form 4 on April 14, 2003 (which amended a Form 4 previously filed on April 2, 2003 with respect to a transaction occurring on April 2, 2003), one

Form 4 on May 23, 2003 with respect to the acquisition of stock on March 14, 2001 and five stock option grants occurring on June 24, 1997, June 5, 1998, April 27, 1999, January 14, 2000 and January 2, 2001, respectively, and one Form 3 on May 23, 2003 with respect to an event occurring on May 21, 1997. Mr. Robert Pearson filed one Form 4 on April 21, 2003 with respect to a transaction occurring on April 15, 2003. Mr. Robert Keeley filed one Form 4 on May 23, 2003 with respect to five stock option grants occurring on June 5, 1998, April 27, 1999, April 17, 2000, April 16, 2001 and April 15, 2002, respectively, and one Form 3 on May 23, 2003 with respect to an event occurring on May 25, 1993. Mr. John Heightley filed: one Form 4 on May 23, 2003 with respect to three stock option grants occurring on April 17, 2000, April 16, 2001 and April 15, 2002, respectively; and one Form 3 on May 23, 2003 with respect to an event occurring on September 21, 1998. Mr. Klaus Wiemer filed one Form 4 on May 23, 2003 with respect to five stock option grants occurring on June 5, 1998, April 27, 1999, April 17, 2000, April 16, 2001 and April 15, 2002, respectively, and one Form 3 on May 23, 2003 with respect to an event occurring on May 25, 1993. Mr. Harold Blomquist filed one Form 4 on May 23, 2003 with respect to a stock option grant occurring on April 15, 2002, and one Form 3 on May 23, 2003 with respect to an event occurring on January 02, 2002. Mr. Harold Blomquist also filed one Form 4 on January 13, 2004 for an event occurring on October 31, 2003. Mr. David Still filed one Form 3 on January 24, 2003 with respect to an event occurring on December 4, 2001. Mr. Donald Carrigan filed one Form 3 on January 24, 2003 with respect to an event occurring on September 19, 2001. Mr. Thomas Linnenbrink filed one Form 3 on February 5, 2003 with respect to an event occurring on March 13, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of our last three fiscal years with respect to the annual and long-term compensation of the only individual acting as the Chief Executive Officer during the fiscal year ended December 31, 2003 and each other executive officer of the Company who served during any part of 2003 whose annual salary and bonus for the fiscal year ended December 31, 2003 exceeded $100,000.

                                             Summary Compensation Table

                                                                             Long Term Compensation
                                                                             ----------------------
                                        Annual Compensation                          Awards
                              -----------------------------------------      ----------------------

Name                                                          Other
and                                                           Annual               Securities
Principal                                                     Compen-              Underlying
Position                      Year    Salary($)   Bonus($)    sation($)             Options
---------                     ----    ---------   --------    ---------            ----------


Douglas M. Mitchell(1)        2003    $175,000         --         --                 200,000
Chief Executive Officer       2002    $175,000         --         --                      --
Chief Financial Officer       2001    $167,708    $34,375         --                 300,000
(acting) and President

Thomas Linnenbrink(2)         2003    $141,200         --         --                  30,000
Chief Executive Officer       2002    $135,408         --         --                  30,000
President and Technical       2001    $111,447    $13,520(3)  $5,700(4)              150,000
Director of Q-DOT
Subsidiary

Donald G. Carrigan(5)         2003    $132,500    $29,268(6)      --                  30,000
Vice President of Sales       2002    $130,000    $42,228(6)      --                      --
and Marketing                 2001    $ 40,625         --         --                 250,000

David W. Still(7)             2003    $134,000         --         --                  50,000
Vice President of             2002    $130,000         --         --                      --
Engineering                   2001    $ 20,417         --         --                 250,000

(1) Mr. Mitchell became our Chief Executive Officer and President on January 1, 1998.

(2) Simtek acquired Q-DOT Group on March 14, 2001 and these payments reflect what Mr. Linnenbrink was paid after that date in his capacity as President of our Q-DOT Group subsidiary.

(3) Mr. Linnenbrink personally secured bank loans used in the operations of Q-DOT Group. Mr. Linnenbrink was guaranteed compensation for personally securing these loans. The loans were paid off on March 14, 2002 and Mr. Linnenbrink will receive no further compensation related to these loans.

(4) At the time of the Q-DOT Group acquisition, Mr. Linnenbrink was paid for vacation hours that were in excess of Simtek's vacation policy.

(5) Mr. Carrigan became our Vice President of Sales and Marketing on August 31, 2001.

(6) Mr. Carrigan is on a bonus plan that is directly related to net revenue and department spending.

(7)  Mr. Still became our Vice President of Engineering on December 3, 2001.


OPTION GRANT TABLE

     The following table sets forth certain information with respect to options granted by us during the fiscal year ended December 31, 2003 to the individuals named in the summary compensation table above.


                                             Shares                                                   Potential
                                           subject to                   Market                    Realizable Value
                            Shares          Options                     Price                        at Assumed
                          Subject to       Granted to    Exercise        per                       Annual Rate of
                           Options         Employees       Price       Share on                      Stock Price
                          Granted in     in Fiscal Year     Per        Date of     Expiration     Appreciation for
Name                     Fiscal Year       % of Total      Share        Grant         Date           Option Term
--------------------     -----------     --------------  ---------     --------    ----------   --------------------
                                                                                                   5%         10%
                                                                                                --------------------
Douglas Mitchell          200,000(1)         26.16%        $0.14        $0.14       3/3/2010     $11,399    $26,564
Thomas Linnenbrink         30,000(2)          3.92%        $0.16        $0.16       2/3/2010     $1,954      $4,554
Donald Carrigan            30,000(3)          3.92%        $0.17        $0.17       1/22/2010    $2,076      $4,838
David Still                50,000(4)          6.54%        $0.17        $0.17       1/22/2010    $3,460      $8,064


(1) 200,000 options were granted to Mr. Mitchell in his capacity as Chief Executive Officer, President and acting Chief Financial Officer, these options vest at 1/36th per month over 3 years.

(2) 30,000 options were granted to Mr. Linnenbrink in his capacity as Chief Executive Officer, President and Technical Director of our Q-DOT Group subsidiary; these options vest at 1/36th per month over 3 years.

(3) 30,000 options were granted to Mr. Carrigan in his capacity as Vice President of Sales and Marketing, these options vest at 1/36th per month over 3 years.

(4) 50,000 options were granted to Mr. Still in his capacity as Vice President of Engineering, these options vest at 1/36th per month over 3 years.

YEAR-END OPTION TABLE

     The following table sets forth, as of December 31, 2003, the number of shares subject to unexercised options held by the individuals named in the summary compensation table above. 1,505,279 exercisable options had an exercise price less than the last sale price of our common stock underlying the options as reported by the OTC Electronic Bulletin Board on the last trading day of the fiscal year ended December 31, 2003.


                                             Shares                                                   Potential
                                           subject to                   Market                    Realizable Value
                            Shares          Options                     Price                        at Assumed
                          Subject to       Granted to    Exercise        per                       Annual Rate of
                           Options         Employees       Price       Share on                      Stock Price
                          Granted in     in Fiscal Year     Per        Date of     Expiration     Appreciation for
Name                     Fiscal Year       % of Total      Share        Grant         Date           Option Term
--------------------     -----------     --------------  ---------     --------    ----------   --------------------
                                                                                                  5%         10%
                                                                                                --------------------
Douglas Mitchell          200,000(1)         26.16%        $0.14        $0.14       3/3/2010     $11,399    $26,564
Thomas Linnenbrink         30,000(2)          3.92%        $0.16        $0.16       2/3/2010     $1,954      $4,554
Donald Carrigan            30,000(3)          3.92%        $0.17        $0.17       1/22/2010    $2,076      $4,838
David Still                50,000(4)          6.54%        $0.17        $0.17       1/22/2010    $3,460      $8,064


EMPLOYMENT AGREEMENTS

     Mr. Mitchell is employed as President and Chief Executive Officer pursuant to an employment agreement with us. Under the terms of the employment agreement, Mr. Mitchell receives an annual salary of $175,000 and such additional benefits that are generally provided other employees. Mr. Mitchell's employment agreement expired June 1, 2001 but was, and is, automatically renewed for successive one-year terms unless we or Mr. Mitchell elects not to renew. If we terminate the employment of Mr. Mitchell without cause, Mr. Mitchell is entitled to continuation of his base salary and benefits, mitigated by income Mr. Mitchell may earn, for the remainder of the term of the agreement. Mr. Mitchell is subject to a noncompetition covenant for a period of one year from the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 1, 2002, we received funding of $3,000,000 in a convertible debenture financing transaction with the RENN Investment Funds. RENN Capital Group is the agent for the investment funds. Mr. Robert Pearson, a Senior Vice President of RENN Capital Group, became a director of the Company following such transaction. RENN Capital Group, or its affiliates, owns 2,000,000 shares of our common stock.

     On November 7, 2003, we closed a $1,500,000 equity financing with the RENN Investment Funds. One of our directors holds the position of Senior Vice President of RENN Capital Group. In exchange for the $1,500,000, we issued 1,651,982 shares of our common stock to the RENN Investment Funds. In addition to the shares of common stock, each fund received warrants to acquire 250,000 shares of our common stock. The warrants have a 5-year term with an exercise price of $1.25 per share for 125,000 shares and $1.50 per share for 125,000 shares.

CONFIDENTIALITY AND NONDISCLOSURE AGREEMENTS

     We generally require our employees to execute confidentiality and nondisclosure agreements upon the commencement of employment with us. The agreements generally provide that all inventions or discoveries by the employee related to our business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of us and shall not be disclosed to third parties without the prior approval of us.

DIRECTORS' COMPENSATION

     Through the year ended December 31, 2003, each director who was not also an employee received $1,000 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. The Chairman of the Board received $4,000 per calendar quarter, $1,000 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us. During the fiscal year ended December 31, 2003, 15,000 stock options were granted, at the market price on date of grant, to Mr. Harold Blomquist, Dr. Klaus Wiemer, Dr. Robert Keeley, Mr. John Heightley and Mr. Robert Pearson, which market price was $0.165 per share. During 2003, Mr. Harold Blomquist was granted an additional 75,000 stock options which he received for his appointment as Chairman of the Board. The options were granted at the market price on date of grant, which market price was $0.83 per share.

     We have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, the Chief Financial Officer, and the Controller, as well as to our directors and employees. The Code of Business Conduct and Ethics can be found at our Internet website at www.simtek.com.


                          REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of our previous or future filings with the SEC that might incorporate this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be "soliciting materials" or "filed" or incorporated by reference in our filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

THE AUDIT COMMITTEE

     As of the date of this proxy, the Audit Committee of the Board (the "Audit Committee") was composed of three (3) directors appointed by the Board. All of the committee members, Mr. Keeley, Mr. Blomquist, and Mr. Sartore satisfy the independence requirements of the Audit Committee Policy of the Nasdaq Stock Market, Inc. and Mr. Keeley has been designated by the Board as the Audit Committee's "financial expert." For a description of Mr. Keeley's relevant experience, please see his biographical information contained in Proposal 2 of this Proxy Statement. On March 24, 2003, the Board adopted a charter for the Audit Committee (the "Charter"). A copy of the Charter is included with this proxy statement as Exhibit B.

     Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent accountants, Hein & Associates LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee's primary responsibilities are to:

     1. monitor the integrity of the Company's financia reporting process and the Company's systems of internal accounting and financial controls regarding finance, accounting and legal compliance;

     2. monitor the independence and performance of the Company's external auditors;

     3. provide an avenue of communication among the independent auditors, management, and the Board;

     4.   pre-approve all audit and permitted non-audit services; and

     5. develop procedures for receiving, on an anonymous basis, and responding to concerns about the Company's accounting and auditing practices.

REVIEW OF FISCAL YEAR 2003 FINANCIAL STATEMENTS

     In connection with its review of the Company's Fiscal Year 2003 Financial Statements, the Audit Committee has:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with Hein & Associates LLP, the Company's independent accountants, the matters required to be disclosed by SAS 6, as modified and supplement; and

     (3) received from Hein & Associates LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 ("ISB 1") and discussed with Hein & Associates LLP its independence.

     Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for fiscal year ended December 31, 2003 be included in the Company's 2003 Annual Report on Form 10-KSB.

BY THE AUDIT COMMITTEE OF THE BOARD:
Harold Blomquist
Robert Keeley
Klaus Wiemer (former director)

                           PROPOSAL 3 - APPOINTMENT OF

                             INDEPENDENT ACCOUNTANTS

     Hein & Associates LLP served as the Company's principal accountants for the fiscal year ended December 31, 2003, and the Board has selected Hein & Associates LLP as the Company's principal accountants for the 2004 fiscal year. Management of the Company does not expect representatives of Hein & Associates LLP to be present at the Annual Meeting.

     AUDIT FEES

     The Company was billed an aggregate of approximately $55,000 and $56,000 in fees for professional services rendered during the fiscal years ended December 31, 2003 and December 31, 2002, respectively in connection with the audit of the Company's consolidated financial statements for such fiscal years and the reviews of the financial statements included in the Company's Forms 10-QSB for such fiscal years and statutory and regulatory filings or engagements for such years.

     AUDIT-RELATED FEES

     The Company was not billed for any assurance and related services by Hein & Associates LLP during the fiscal years ended December 31, 2003 and December 31, 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended December 31, 2003, Hein & Associates LLP did not provide or bill the Company for any services related to the design and implementation of financial information systems.

     ALL OTHER FEES

     Hein & Associates LLP did not bill the Company for any other services rendered to the Company for the fiscal years ended December 31, 2003 and December 31, 2002.

     TAX FEES

     The Company was billed an aggregate of approximately $14,000 and $14,000 in fees for professional services rendered during the fiscal year ended December 31, 2003 and December 31, 2002, respectively for tax compliance, tax advice and tax planning.

     The Audit Committee pre-approves all audit and non-audit services performed by the Company's auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor's independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee. None of the Audit-Related Fees, Tax Fees or All Other Fees were approved pursuant to Rule 2- 01(c)(7)(i)(C) of Regulation S-X.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP, INDEPENDENT AUDITORS, AS AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004.

                              SHAREHOLDER PROPOSALS

     Proposals that shareholders seek to have included in the proxy statement for the Company's next annual meeting must be received by the Company no later than December 31, 2004. If next year's annual meeting is held on a date more than 30 calendar days from May 31, 2005, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. A shareholder proposal or nomination for director for consideration at the 2005 annual meeting but not included in the proxy statement and proxy must be received by the Company no later than 30 days prior to the first anniversary of the initial notice of the Annual Meeting, provided that such proposal need not be given more than 50 days prior to the first anniversary of the initial notice of the Annual Meeting. The procedures for submitting a shareholder proposal or nomination not included in the proxy statement and proxy are more fully described in the Company's bylaws. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.


                             ADDITIONAL INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 FILED WITH THE SEC WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO SIMTEK CORPORATION AT 4250 BUCKINGHAM DR. #100, COLORADO SPRINGS, COLORADO 80907. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of the Company entitled to vote at the Annual Meeting. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

                                    Exhibit A
                                    ---------





                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF

                               SIMTEK CORPORATION


     Pursuant to Section 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes ("C.R.S."), these Articles of Amendment to the Amended and Restated Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

     1.   The name of the corporation is: Simtek Corporation.

     2. Section 2.1 of Article SECOND of the Amended and Restated Articles of Incorporation, is hereby amended to read as follows:

          2.1 Authorized Capital. The aggregate number of shares that the corporation shall have authority to issue is 300,000,000 shares of common stock with a par value of $0.01 per share ("Common Stock"), and 2,000,000 shares of preferred stock with a par value of $1.00 per share ("Preferred Stock").

     3. The amendment to the Amended and Restated Articles of Incorporation was adopted by vote of the shareholders on the ___day of _______, 2004, as provided in Section 7-110-103, C.R.S. The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

     4. The name and mailing address of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

                           Douglas Mitchell
                           Simtek Corporation
                           4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907

                                    Exhibit B
                                    ---------


                             AUDIT COMMITTEE CHARTER
                               SIMTEK CORPORATION
                             ADOPTED MARCH 24, 2003


PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Corporation's independent accountants.

     o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

MEMBERSHIP

The audit committee will be composed of not less than 3 members of the Board. They will be selected by the Board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity.

The committee's membership will meet the requirements of the audit committee policy of the National Association of Securities Dealers (NASD). Accordingly, all of the members will be directors independent of management and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.

Former officers or employees of the Company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the Company) if, in the opinion of the Board of Directors, the former officer will exercise independent judgment and will significantly assist the committee to function. However, a majority of the committee will be directors who were not formerly officers of the Company or any of its subsidiaries.

When considering relationships that might affect independence, including possible affiliate status, the Board of Directors will give appropriate consideration, in addition to its audit committee policy, to guidelines issued by the NASD, which were provided to assist Board of Directors in observing the spirit of the NASD policy.

MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet a least annually with management, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Corporation's financials.

ACTIONS OF THE COMMITTEE

The committee's activities will include the following actions:

     o Oversight of the financial statements and relations with the independent auditors.

          o Instruct the independent auditors that the Board of Directors is the client in its capacity as the shareholders' representative.

          o Expect the independent auditors to meet with the Board of Directors at least annually so the Board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors.

          o Expect financial management and the independent auditors to analyze significant financial report issues and practices on a timely basis.

          o Expect financial management and the independent auditors to discuss with the audit committee:

               o Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

               o Aggressiveness or conservatism of accounting principles and financial estimates.

          o Expect the independent auditors to provide the audit committee with:

               o Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

               o Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used.

               o Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

               o Reasons for accepting or questioning significant estimates made by management.

               o Views on how selected accounting principles and disclosure practices affect shareholder and public attitudes about the Company.

          o Actions taken on the Board's behalf that require Board notification but not Board approval:

               o Review and approve the scope of the Company's audit and that of its subsidiaries as recommended by the independent auditors and the president.

               o Answer questions raised by shareholders during an annual shareholders' meeting on matters relating to the committee's activities if asked to do so by the Board of Directors.

               o Ask the president to have the internal staff study a particular area of interest or concern to the audit committee.

     o Matters requiring the committee's review and study before making a recommendation for the Board of Directors' action:

          o    Appointment of the independent auditors.

          o    Implementation of major accounting policy changes.

          o SEC registration statements to be signed by the Board of Directors.

          o The auditors' reports and financial statements prior to publication in the annual report.

     o Matters requiring the committee's review and study before providing summary information to the Board of Directors:

          o Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board (FASB), the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants (AICPA), or by comparable bodies outside the U.S.

          o The independent auditors' assessment of the strengths and weaknesses of the Company's financial staff, systems, controls, and other factors that might be relevant to the integrity of the financial statements.

          o Quarterly financial statements review before earnings release or publication.

          o The performance of management and operating personnel under the Company's code of ethics.

          o    Gaps and exposures in insurance programs.

          o Reports about the Company or its subsidiaries submitted by agencies of governments in countries in which the Company or its subsidiaries operate.

          o Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of the NASD.





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